As filed with the Securities and Exchange Commission on July 2, 1998.
                                                       Registration No. 333-
--------------------------------------------------------------------------------
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         BERKSHIRE REALTY COMPANY, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                                        04-3086485
-------------------------------                 --------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                       470 Atlantic Avenue, Boston, MA 02210
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

      BERKSHIRE REALTY COMPANY, INC. AMENDED AND RESTATED STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the Plan)

                               Scott D. Spelfogel
                         Berkshire Realty Company, Inc.
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (617) 423-2233
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of                            Proposed        Proposed
Securities           Amount           Maximum         Maximum         Amount of
   to be              to be        Offering Price    Aggregate      Registration
Registered         Registered        Per Share     Offering Price       Fee
----------         ----------      --------------  --------------   ------------
Common Stock,    1,800,000 shares    $10.875(1)    $19,575,000(1)    $5,775
$.01 par value
per share

----------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 26, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

Statement of Incorporation by Reference

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-03997, relating to the Registrant's 1996 Stock Option Plan (the "Initial Registration Statement").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 3.  Incorporation of Certain Documents by Reference.

         Berkshire Realty Company, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                  (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the Common Stock, $.01 par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 9 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 9.  Undertakings.

         1.       The Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  to include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or
                           events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) to include any material information with
                           respect to the plan of distribution not
                           previously disclosed in the Registration
                           Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 25th day of June, 1998.

                                    BERKSHIRE REALTY COMPANY, INC.


                                    By:  /s/ David F. Marshall
                                         ----------------------------------
                                         David F. Marshall
                                         President, Chief Executive Officer
                                         and Director of Berkshire Realty
                                         Company, Inc.


                                POWER OF ATTORNEY


         We, the undersigned officers and directors of Berkshire Realty Company, Inc. hereby severally constitute David F. Marshall and Marianne Pritchard, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Berkshire Realty Company, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                         Capacity                        Date
   ----------                         --------                        ----
/s/ Douglas Krupp              Chairman of the Board              June 26, 1998
-----------------------        and Director of Berkshire
Douglas Krupp                  Realty Company, Inc.

/s/ David F. Marshall          President, Chief Executive         June 26, 1998
-----------------------        Officer and Director of
David F. Marshall              Berkshire Realty Company,
                               Inc. (Principal Executive
                               Officer)

/s/ Marianne Pritchard         Executive Vice President and       June 26, 1998
-----------------------        Chief Financial Officer of
Marianne Pritchard             Berkshire Realty Company, Inc.
                               (Principal Financial Officer)

/s/ Kenneth J. Richard         Senior Vice President of           June 26, 1998
-----------------------        Finance and Accounting and
Kenneth J. Richard             Chief Accounting Officer
                               (Principal Accounting Officer)


/s/ Terrance R. Ahern          Director of Berkshire Realty       June 25, 1998
-----------------------        Company, Inc.
Terrance R. Ahern

                               Director of Berkshire Realty       June __, 1998
-----------------------        Company, Inc.
David M. deWilde

/s/ J. Paul Finnegan           Director of Berkshire Realty       June 26, 1998
-----------------------        Company, Inc.
J. Paul Finnegan

/s/ Charles N. Goldberg        Director of Berkshire Realty       June 26, 1998
-----------------------        Company, Inc.
Charles N. Goldberg

                               Director of Berkshire Realty       June __, 1998
-----------------------        Company, Inc.
Paul D. Kazilionis

/s/ E. Robert Roskind
-----------------------        Director of Berkshire Realty       June 26, 1998
E. Robert Roskind              Company, Inc.

/s/ Arthur P. Solomon
-----------------------        Director of Berkshire Realty       June 26, 1998
Arthur P. Solomon              Company, Inc.

                                  EXHIBIT INDEX

Exhibit
Number
-------

 4.1 Restated Certificate of Incorporation, as amended(1)

 4.2              Bylaws, as amended(2)

 5                Opinion of Hale and Dorr LLP

10                Berkshire Realty Company, Inc.
                  Amended and Restated Stock Option Plan

23.1              Consent of Coopers & Lybrand L.L.P.,
                  Independent Accountants

23.2              Consent of Hale and Dorr LLP
                  (included in Exhibit 5).

24 Power of Attorney (included in the signature pages of this Registration Statement).

----------------------
     1 Incorporated herein by reference to Exhibit 3.3 filed with the Registrant's Registration Statement on Form S-4 (File No. 33-37592),
        Exhibit 3.11 filed with the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-37592) and
        Exhibit 4.1 filed with the Registrant's Amendment No. 1 to Current Report on Form 8-K/A, dated October 14, 1997.

     2 Incorporated herein by reference to Exhibit 3(ii) filed with the Registrant's Amendment No. 1 to Current Report on Form 8-K/A, dated October 14, 1997.